      As filed with the Securities and Exchange Commission on July 3, 2002
                                                      Registration No. 333-49807
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                               GLOBAL MARINE INC.
               (Exact name of registrant as specified in charter)

                                          777 N. Eldridge Parkway
           Delaware                      Houston, Texas 77079-4493                    95-1849298
(State or other jurisdiction of                (281) 596-5100                      (I.R.S. Employer
incorporation or organization)   (Name, address, including zip code, telephone    Identification No.)
                                  number, including area code, of registrant's
                                          principal executive offices)

                             James L McCulloch, Esq.
              Senior Vice President, General Counsel and Secretary
                            GlobalSantaFe Corporation
                             777 N. Eldridge Parkway
                            Houston, Texas 77079-4493
                                 (281) 596-5100
   (Name, address, including zip code, telephone number, including area code, of agent for service)

                                -----------------

                                    Copy to:
                          J. David Kirkland, Jr., Esq.
                               Baker Botts L.L.P.
                              3000 One Shell Plaza
                            Houston, Texas 77002-4995
                                 (713) 229-1234

                                -----------------

Approximate date of commencement of proposed sale to the public: Not Applicable.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

                     REMOVAL OF SECURITIES FROM REGISTRATION

     Global Marine Inc., a Delaware corporation ("Global Marine"), filed a Registration Statement on Form S-3 on April 9, 1998 (Registration No. 333-49807), as amended by Amendment No. 1 thereto filed on May 12, 1998 (the "Registration Statement"), to register for issuance $500,000,000 of its Debt Securities, Preferred Stock and Common Stock. The Registration Statement was declared effective by the Securities and Exchange Commission on May 12, 1998. $298,578,000 of Debt Securities were sold under the Registration Statement. As a result of the merger of Global Marine with a subsidiary of GlobalSantaFe Corporation on November 20, 2001, Global Marine is a wholly owned subsidiary of GlobalSantaFe Corporation. Global Marine is filing this Post-Effective Amendment No. 1 to deregister the $201,422,000 of Debt Securities, Preferred Stock and Common Stock that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Debt Securities, Preferred Stock and Common Stock.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 3, 2002.

                            GLOBAL MARINE INC.


                            By:            /s/ Charles M. Striedel
                                -----------------------------------------------
                                 Name:     Charles M. Striedel
                                 Title:    President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on July 3, 2002:


             /s/ Charles M. Striedel
-----------------------------------------------         President
                 Charles M. Striedel
            (Principal Executive Officer)


              /s/ L. Craig Williams
-----------------------------------------------         Treasurer and Controller
                  L. Craig Williams
            (Principal Financial Officer)


              /s/ Jon A. Marshall
-----------------------------------------------         Director
                  Jon A. Marshall



              /s/ Seals M. McCarty
-----------------------------------------------         Director
                  Seals M. McCarty



              /s/ James L. McCulloch
-----------------------------------------------         Director
                  James L. McCulloch


             /s/  W. Matt Ralls
-----------------------------------------------         Director
                  W. Matt Ralls


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